Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Environmental Remediation Holding Corporation (the “Company”) on Form 10-K for the year ending September 30, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Sir Emeka Offor, Chairman of the Board of the Company, hereby certify, to such officer’s knowledge, that pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Sir Emeka Offor	December 29, 2003
Sir Emeka Offor
Chairman of the Board